Exhibit 1.1

THE DOW CHEMICAL COMPANY

Shares of Common Stock, Par Value $2.50 Per Share

UNDERWRITING AGREEMENT

 May 26, 2009

Credit Suisse Securities (USA) LLC (the “Underwriter”)
Eleven Madison Avenue,
New York, NY 10010-3629

Credit Suisse International (“CSI”)
c/o Credit Suisse Securities (USA) LLC, as its agent (in its role as agent, the “Agent”)
Eleven Madison Avenue,
New York, NY 10010-3629

Dear Sirs:

1.           Introductory.  The stockholders listed in Schedule A hereto (the “Selling Stockholders”) propose, severally and not jointly, to sell an aggregate number of shares of common stock, par value $2.50 per share (“Common Stock”), of The Dow Chemical Company, a Delaware corporation (the “Company”), equal to the aggregate Offered Number (as defined in Section 3 below) for all Selling Stockholders (“Offered Securities”) on the terms set forth in this underwriting agreement (this “Agreement”).  CSI, an affiliate of the Underwriter, intends to borrow shares of Common Stock from third parties and sell such shares of Common Stock (the “Hedge Securities”) through the Underwriter at each Applicable Time (as defined in Section 4 below), and will close out open borrowings of shares of Common Stock established in connection with the sales of the Hedge Securities on or after the Closing Date (as defined in Section 3 below) with the Offered Securities.  Each Selling Stockholder is the owner of the number of shares of Cumulative Convertible Perpetual Preferred Stock, Series C (the “Preferred Securities”), of the Company set forth opposite the name of such Selling Stockholder in Schedule A hereto (the “Number of Preferred Securities” for each such Selling Stockholder).  The Company and the Selling Stockholders agree with each other and with the Underwriter and CSI that, pursuant to Section 7(b) of the certificate of designations establishing the terms of the Preferred Securities (the “Certificate of Designations”) and the Purchase Agreement, dated May 5, 2009, among the Company and the investors identified therein, including the Selling Stockholders (the “Purchase Agreement”), the Preferred Securities will automatically convert into shares of Common Stock at the Automatic Conversion

Rate (as defined in the Certificate of Designations) on the date immediately following the expiration of the first full Conversion Pricing Period (as defined in the Certificate of Designations) commencing on the date hereof and ending on the 10th Trading Day (as defined in the Certificate of Designations) hereafter, subject to the conditions set forth in the Certificate of Designations and the Purchase Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Certificate of Designations.  Certain terms used herein are defined in Section 15 hereof.

Any reference herein to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

On April 1, 2009, pursuant to an Agreement and Plan of Merger dated July 10, 2008, among the Company, Rohm and Haas Company, a Delaware corporation (“Rohm and Haas”), and Ramses Acquisition Corp. (“Merger Sub”), a direct, wholly owned subsidiary of the Company, the Company completed the acquisition of Rohm and Haas through the merger of Merger Sub with and into Rohm and Haas, with Rohm and Haas as the surviving corporation and becoming a wholly owned subsidiary of the Company (such transaction, the “Acquisition”).

2.           Representations and Warranties of the Company and the Selling Stockholders.  (a) The Company represents and warrants to, and agrees with, the Underwriter, CSI and each Selling Stockholder at the Execution Time, at each Applicable Time (as defined in Section 4 below) and on the Closing Date (as defined in Section 3 below) that:

(i)          The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-140859), including a related Base Prospectus, for registration under the Act of the offering and sale of the Hedge Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 40l (g)(2) under the Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission.  The Company will file with the Commission a final prospectus supplement relating to the Hedge Securities in accordance with Rule 424(b).  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii)          On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at each Applicable Time and the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.  On each Effective Date, at each Applicable Time and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement (or any amendment thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or CSI or by or on behalf of the Selling Stockholders specifically for inclusion in the Registration Statement (or any amendment thereto), it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter or CSI consists of the information described as such in Section 7(c) hereof and that the only such information furnished by or on behalf of the Selling Stockholders consists of the information described as such in Section 7(b) hereof.  At the Execution Time and at each Applicable Time, the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or CSI or by or on behalf of the Selling Stockholders specifically for inclusion in the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter or CSI consists of the information described as such in Section 7(c) hereof and that the only such information furnished by or on behalf of the Selling Stockholders consists of the information described as such in Section 7(b) hereof.

(iii)         At each Applicable Time, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter or CSI or by or on behalf of the Selling Stockholders specifically for use therein, it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter or CSI consists of the information described as such in Section 7(c) hereof and that the only such information furnished by or on behalf of the Selling Stockholders consists of the information described as such in Section 7(b) hereof.

(iv)         (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Hedge Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such times being used as the determination dates for purposes of this clause (D)), the Company was and is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Hedge Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v)           (A)  At the earliest time after the filing of the Registration Statement that the Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Hedge Securities and (B) at the Execution Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an “ineligible issuer.”

(vi)           Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Hedge Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or CSI specifically for use therein, it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter or CSI consists of the information described as such in Section 7(c) hereof.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Final Prospectus, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company has promptly notified or will promptly notify the Underwriter and CSI and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)          The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)         The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(ix)           Union Carbide Corporation (“UCC”) and Rohm and Haas Company (“Rohm and Haas”) are the only subsidiaries of the Company that qualify as a “significant subsidiary” under Section 1-02(w) of Regulation S-X. Each of UCC and Rohm and Haas has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; each of UCC and Rohm and Haas is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each of UCC and Rohm and Haas has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(x)           The Company has outstanding capital stock as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances as described in the Disclosure Package and the Final Prospectus pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock).  The Preferred Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; the Offered Securities have been duly authorized and, when delivered upon conversion of the Preferred Securities, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company do not have, and will not have at the Closing Date, any preemptive rights with respect to the Offered Securities.

(xi)           The Offered Securities have been approved for listing on The New York Stock Exchange (the “NYSE”), subject to notice of issuance.

(xii)          This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)         The statements in each of the Disclosure Package and the Final Prospectus under the captions “Description of the Financing Transactions," Description of the Common Stock,” “Certain United States Federal Tax Considerations for Non-U.S. Holders,” “Underwriting” and “Description of Capital Stock,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xiv)        The issuance of the Offered Securities upon conversion of the Preferred Securities, the delivery of the Offered Securities by the Company to the Custodian (as defined below) on behalf of the Selling Stockholders and by the Custodian to CSI as provided herein and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions by the Company herein contemplated, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, UCC or Rohm and Haas pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, UCC or Rohm and Haas is a party or by which the Company, UCC or Rohm and Haas is bound or to which any property or assets of the Company, UCC or Rohm and Haas is subject, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Offered Securities or the legal authority of the Company to comply with this Agreement; nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Bylaws of the Company; nor will such action result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company, UCC or Rohm and Haas or any of their properties, which would reasonably be expected to have a Material Adverse Effect.

(xv)         No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance of the Offered Securities upon conversion of the Preferred Securities, the delivery of the Offered Securities by the Company to the Custodian on behalf of the Selling Stockholders and by the Custodian to CSI as provided herein or the consummation by the Company of the other transactions contemplated by this Agreement, assuming that the Offered Securities shall only be used to close out open borrowings of shares of Common Stock established in connection with the sales of the Hedge Securities as contemplated by Section 4 of this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act and such as may be required by the securities or Blue Sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the Hedge Securities are offered.

(xvi)        Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions by the Company contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(xvii)       Since the dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof), there has not been (i) any material change in the capital stock (other than changes pursuant to open market or repurchase plans or employee benefit plans or changes resulting from the conversion or redemption of outstanding shares of preferred stock or convertible debt) or long-term debt of the Company and its consolidated subsidiaries considered as a whole, or (ii) any material adverse change, in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, otherwise than, in the case of (i) or (ii) above, as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(xviii)      Deloitte & Touche LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries (which do not include Rohm and Haas and its subsidiaries) and delivered their report with respect to the audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries (which do not include Rohm and Haas and its subsidiaries) included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(xix)        PricewaterhouseCoopers LLP, who has audited certain financial statements of Rohm and Haas and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of Rohm and

Haas included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent certified public accountants with respect to Rohm and Haas under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(xx)         The Company’s consolidated historical financial statements and schedules (which do not include Rohm and Haas and its subsidiaries) incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Prospectus Supplement Summary —Summary Historical Financial and Other Data of Dow” and “Selected Historical Financial and Other Data of Dow” in the Disclosure Package and the Final Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the Company’s audited financial statements incorporated by reference in the Disclosure Package and the Final Prospectus.

(xxi)         The consolidated historical financial statements of Rohm and Haas and its consolidated subsidiaries incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Rohm and Haas as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Prospectus Supplement Summary —Summary Historical Financial and Other Data of Rohm and Haas” and “Selected Historical Financial and Other Data of Rohm and Haas” in the Disclosure Package and the Final Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements of Rohm and Haas and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Final Prospectus.

(xxii)        The pro forma combined condensed financial statements of the Company and its subsidiaries and the related notes thereto included in the Disclosure Package and the Final Prospectus have been prepared in accordance with the Commission’s rules with respect to pro forma financial information, and the adjustments used therein are appropriate to give effect to the transactions and circumstances described therein.  The pro forma combined condensed financial statements included in the Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined condensed financial information included in the Disclosure Package and the Final Prospectus.  The pro forma combined condensed financial statements included in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(xxiii)       The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxiv)      No material, collective labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxv)       Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries are in compliance in all material respects with all applicable laws (including all applicable laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (collectively “Environmental Laws”)), ordinances, rules, regulations, and requirements of governmental authorities except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) noncompliance therewith would not have a Material Adverse Effect.

(xxvi)      In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  To the Company’s knowledge, no such associated costs and liabilities would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(xxvii)     Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), to the Company’s knowledge, the Company or its subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ businesses taken as a whole as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted (collectively, the “Intellectual Property”).  Except as would not otherwise reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(xxviii)    There is and has been no failure in any material respects on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxix)      The Company maintains a system of internal control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) receipts and expenditures of the Company are made only in accordance with the general or specific authorizations of the management or directors of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.  The management of the Company concluded that such internal control over financial reporting was effective as of December 31, 2008 and, other than as may result from the Acquisition, there have been no changes in the Company’s internal control over financial reporting since such date that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)       The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on the evaluation of these disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2009.

(xxxi)      The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Hedge Securities; provided however, that no such representation is made with respect to any action undertaken by the Underwriter, CSI or the Selling Stockholders.

(xxxii)     The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company and delivered to the Underwriter and/or CSI or their respective counsel in connection with the offering of the Hedge Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter and/or CSI, as the case may be.

(b)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company, the Underwriter and CSI at the Execution Time, at each Applicable Time and on the Closing Date that:

(i)           As of each such date prior to the conversion of the Preferred Securities, such Selling Stockholder was the record and beneficial owner of the number of Preferred Securities set forth opposite such Selling Stockholder’s name in Schedule A free and clear of all liens, encumbrances, equities and claims, other than any such liens, encumbrances, equities or claims under the Custody Agreement and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Custodian (as defined in Section 3 below) on behalf of such Selling Stockholder on the Closing Date, and, upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriter, to The Depository Trust

Company ("DTC") or to such other nominee as may be designated by DTC, registration of such Offered Securities in the name of DTC or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “NYUCC”) to such Securities), (A) under Section 8-501 of the NYUCC, the Underwriter will acquire a security entitlement in respect of such Offered Securities and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 and Section 8-105 of the NYUCC) to such Offered Securities may be asserted against the Underwriter with respect to such security entitlement.

(ii)           No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over such Selling Stockholder is required for the sale by such Selling Stockholder of the Offered Securities or the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement or the Custody Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act, as may be required by the rules of the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”)  and such as may be required by the securities or Blue Sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the Hedge Securities are offered.

(iii)           The execution, delivery and performance of the Custody Agreement and this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the constituent documents of such Selling Stockholder.  There are no material agreements or instruments to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject other than the constituent documents of such Selling Stockholder.

(iv)           The Custody Agreement relating to the deposit of the Preferred Securities and the Offered Securities and the Power of Attorney (“Power of

Attorney”) appointing certain individuals and entities as such Selling Stockholder’s attorneys-in-fact have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v)           (A) On each Effective Date, at each Applicable Time and at the Execution Time,, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and (B) at the Execution Time and at each Applicable Time, the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties contained in this clause (v) shall apply only to statements in or omissions from the Registration Statement or the Final Prospectus based upon written information furnished by or on behalf of such Selling Stockholder to the Company specifically for use therein, it being understood and agreed that the only such written information is that described as such in Section 7(b) hereof.

(vi)           At each Applicable Time, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If, at any time, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder will (i) promptly notify the Underwriter, CSI and the Company so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) provide information necessary to amend or supplement the Disclosure Package to correct such statement or omission.  The representations and warranties contained in this clause (vi) shall apply only to statements in or omissions from the Disclosure Package based upon written information furnished by or on behalf of such Selling Stockholder to the Company specifically for use therein, it being understood and agreed that the only such written information is that described as such in Section 7(b) hereof.

(vii)           The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Disclosure Package.

(viii)        This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(ix)           Except as disclosed in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter or CSI for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

(x)           Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or the Hedge Securities, it being understood and agreed, however, that such Selling Stockholder makes no such representation with respect to any action undertaken by the Company, the Underwriter or CSI.

3.           Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to CSI, and CSI agrees to purchase from each Selling Stockholder, at a purchase price equal to the Purchase Price (as defined below) for that Selling Stockholder, a number of Offered Securities equal to the Offered Number (as defined below) for such Selling Stockholder.

“Purchase Price” means, for each Selling Stockholder, the aggregate sum of the Daily Purchase Prices for such Selling Stockholder for all Sale Dates.

“Sale Date” means each of the ten consecutive Good Trading Days commencing on the date hereof and any additional day specified as a Sale Date pursuant to the provisions set out in the paragraph below immediately following the definition of “Calculation Agent”; provided that if, immediately following the date that would otherwise be the last Sale Date hereunder, the number of Leftover Shares is greater than zero, then the next following Good Trading Day shall also be a Sale Date to which a Selling Stockholder Direction (as defined below) shall apply (and this proviso shall be applied successively until there are either no Leftover Shares or until Janet Haas instructs the Underwriter that no further Sale Dates are to occur).

“Leftover Shares” means, as of any date, the aggregate sum of the VWAP Conversion Fractions (as defined in the Certificated of Designations) with respect to all Series C Valuation Days occurring prior to such date in respect of the Automatic Conversion Pricing Period that commences on the date hereof as applied to all outstanding

Preferred Securities, minus the aggregate sum of the Daily Share Number for all Selling Stockholders for all Sale Dates occurring prior to such date.

“Good Trading Day” means each Series C Valuation Day on which no Prospectus Unavailability Event or Market Disruption Event has occurred and is continuing, and any additional day specified as a Good Trading Day pursuant to the provisions set out in the paragraph below immediately following the definition of “Calculation Agent”.

“Series C Valuation Day” means each Trading Day (as defined in the Certificate of Designations) or day for which a VWAP Conversion Fraction shall be included pursuant to Section 5(g)(i) of the Purchase Agreement.

“Prospectus Unavailability Event” means that (i) the Company gives a notice under the Investment Agreement, dated as of March 9, 2009, among the Company and the investors identified therein, including the Selling Stockholders (the “Investment Agreement”), that the prospectus with respect to the resale of the Common Stock contemplated therein has become unavailable (a “Dow Prospectus Unavailability Event”) or (ii) the Underwriter or CSI concludes that, in its good faith and commercially reasonable judgment and after making commercially reasonable efforts to consult with the Company and Janet Haas, (A) the Registration Statement is not effective or is subject to a stop order or stop order proceedings or (B) an event of the type described in Section 5(a)(iii) hereof has occurred and not been cured by the filing of an amendment or supplement as contemplated by such Section 5(a)(iii) or (C) the Underwriter or CSI has been informed by Duncan A. Stuart, Assistant General Counsel Corporate and Financial Law of the Company, Shearman & Sterling LLP, special counsel to the Company, Dechert LLP, counsel for the Selling Stockholders, Mayer Brown LLP, counsel for the Underwriter and CSI, Deloitte & Touche LLP or PricewaterhouseCoopers LLP that it would not be in a position to deliver its letters or opinions, as applicable, described in Section 6 hereof if such letters or opinions were dated as of such time, in either case for all or any part of the trading hours on the Relevant Exchange.

“Market Disruption Event” means that (i) the Company notifies the other parties hereto that a Market Disruption Event (as defined in the Certification of Designations) has occurred or (ii) the Calculation Agent determines that a Market Disruption Event, as defined in the Certificate of Designations but determined as if “the Calculation Agent” were substituted for “the Company” in the definition thereof in the Certificate of Designations, has occurred, in either case for all or any part of the trading hours on the Relevant Exchange.

“Daily Purchase Price” means, for each Sale Date for each Selling Stockholder, the product of the Daily Share Number and the Daily Share Price for such Sale Date and such Selling Stockholder.

“Daily Share Number” means, for each Selling Stockholder, (A) for each Sale Date that is a Series C Valuation Day in respect of the Automatic Conversion Pricing Period that commences on the date hereof, the VWAP Conversion Fraction (as defined in the Certificate of Designations, subject to the provisions set out in the paragraph below immediately following the definition of “Calculation Agent”) with respect to such Sale Date as applied to the Number of Preferred Securities for such Selling Stockholder, and (B) for each Sale Date occurring after the last Series C Valuation Day in respect of such Automatic Conversion Pricing Period, a number equal to the quotient obtained by dividing the number of Remaining Shares for such Selling Stockholder by the number of Series C Valuation Days that were not Good Trading Days; provided that Janet Haas may elect on behalf of all (but not less than all) of the Selling Stockholders, by telephonic and e-mail notice to CSI prior to 9:00 A.M., New York City time, on any Sale Date, that the sum of the Daily Share Numbers for all Selling Stockholders for such Sale Date shall be a number (which number may, for the avoidance of doubt, be determined by a formula) specified in such notice (a “Selling Stockholder Direction”), in which case the Daily Share Number for each Selling Stockholder for such Sale Date shall be determined proportionally based on the Number of Preferred Securities for each Selling Stockholder; provided further that, in the event of a Selling Stockholder Direction, (i) such aggregate Daily Share Number shall not exceed the greater of the VWAP Conversion Fraction, as applied to all outstanding Preferred Securities,  with respect to such Sale Date (determined as if such Sale Date were a Trading Day during a Conversion Pricing Period) and 5,000,000 shares of Common Stock and (ii) the sum of the Daily Share Numbers for all Selling Stockholders for all Sale Dates shall not exceed the aggregate number of shares of Common Stock that Janet Haas reasonably believes, in consultation with CSI, that the Selling Stockholders will receive upon conversion of all of the outstanding Preferred Securities.

“Remaining Shares” means, for each Selling Stockholder, the aggregate sum of the VWAP Conversion Fractions (as defined in the Certificate of Designations) with respect to all Series C Valuation Days in respect of the Automatic Conversion Pricing Period that commences on the date hereof, as applied to the Number of Preferred Securities for such Selling Stockholder, minus the aggregate sum of the Daily Share Numbers for such Selling Stockholder for all Sale Dates that are also Series C Valuation Days in respect of such Automatic Conversion Pricing Period.

“Offered Number” means, for each Selling Stockholder, the aggregate sum of the Daily Share Numbers for such Selling Stockholder for all Sale Dates.

“Daily Share Price” means, for each Sale Date, 99.25% of the VWAP per share of Common Stock on such Sale Date.

“VWAP” has the meaning provided in the Certificate of Designations, except as provided below in the paragraph immediately following the definition of “Calculation

Agent” and except that the Calculation Agent shall be the investment banking firm referred to in the last line of the definition thereof.

“Calculation Agent” means Credit Suisse Securities (USA) LLC.  The Calculation Agent shall determine each Purchase Price, and shall perform calculations necessary for such determination to at least four decimal places.  Whenever the Calculation Agent is required to act or to exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner.  Each party agrees that the Calculation Agent is not acting as a fiduciary for or as an advisor to such party in respect of its duties as Calculation Agent hereunder.

If a Market Disruption Event (as defined herein) or a Prospectus Unavailability Event is continuing for only part of the trading hours on the Relevant Exchange on any day that would be a Good Trading Day but for the occurrence of such event (a “Partially Disrupted Sale Date), (i) such Partially Disrupted Sale Date shall be a Good Trading Day notwithstanding the occurrence of such event, (ii) unless the number of Leftover Shares as of the final previously scheduled Sale Date is not greater than zero or Janet Haas has given the instruction specified in the final parenthetical of the definition of “Sale Date”, the Good Trading Day immediately following the final previously scheduled Sale Date shall also be a Sale Date (an “Additional Sale Date”), (iii) the Calculation Agent shall determine the VWAP for the Partially Disrupted Sale Date based on transactions in the Common Stock on the New York Stock Exchange before the occurrence or after the cessation of such event or both, as the case may be, and (iv) subject to any Selling Stockholder Direction applicable to such Partially Disrupted Sale Date, the Calculation Agent shall (A) calculate the VWAP Conversion Fraction for such Partially Disrupted Sale Date as the quotient of (1) the dollar value of the Hedge Securities sold by the Underwriter on such Partially Disrupted Sale Date prior to the occurrence (and, if applicable, after the cessation) of such Market Disruption Event or Prospectus Unavailability Event, as applicable, and (2) the product of (x) the VWAP on such Partially Disrupted Sale Date and (y) the aggregate number of outstanding Preferred Securities; and (B) calculate the VWAP Conversion Fraction for the next Sale Date as: (((Liquidation Preference/(10*0.95))-(the dollar value of the Hedge Securities sold by the Underwriter on such Partially Disrupted Sale Date/the aggregate number of outstanding Preferred Securities))/VWAP for such Sale Date; provided that for purposes of the foregoing calculations the dollar value of the Hedge Securities sold by the Underwriter on any Sale Date shall not exceed the aggregate Liquidation Preference of all outstanding Preferred Securities divided by the product of (a) 10 and (b) 0.95.  In addition, if a Potential Adjustment Event or an Extraordinary Event (each as defined in the 2002 ISDA Equity Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. (the “Equity Definitions”)) occurs with respect to the Company or Common Stock, the Calculation Agent may make adjustments to the terms of this Section 3 as appropriate to account for such event.

If at any time the Company determines that a Market Disruption Event (as defined in the Certificate of Designations) has occurred or ceased under the Certificate of Designations or gives a notice under the Investment Agreement that a Dow Prospectus Unavailability Event has occurred or ceased, the Company shall notify the other parties hereto of such occurrence or cessation (and the time thereof) as promptly as commercially reasonably practicable.  If the Calculation Agent determines that a Market Disruption Event has occurred or ceased pursuant to clause (ii) of the definition of Market Disruption Event herein, it shall notify the parties hereto of such occurrence or cessation (and the time thereof) as promptly as commercially reasonably practicable, and the Company shall make commercially reasonable efforts to consult with the other parties hereto regarding such determination of the Calculation Agent prior to 8:00 a.m., New York City time on the Exchange Business Day following the date of such notice.  If CSI or the Underwriter determines that a Prospectus Unavailability Event has occurred or ceased pursuant to clause (ii) of the definition of Prospectus Unavailability Event herein, it shall notify the other parties hereto of such occurrence or cessation (and the time thereof) as promptly as commercially reasonably practicable, and the Company shall make commercially reasonable efforts to consult with the other parties hereto regarding such determination of CSI or the Underwriter prior to 8:00 a.m., New York City time on the Exchange Business Day following the date of such notice.

The parties hereto agree that, for the avoidance of doubt, (i) a Disrupted Day as used in Section 5(g)(i) of the Purchase Agreement is a day on which a Dow Prospectus Unavailability Event or a Market Disruption Event (as defined in the Certificate of Designations) is continuing for part, but not all, of the regular trading hours on the Relevant Exchange and (ii) a day on which a Dow Prospectus Unavailability Event is continuing for all of the regular trading hours on the Relevant Exchange shall not be a Trading Day for all purposes under the Certificate of Designations.

Certificates for the Number of Preferred Securities (together with stock powers executed in the name of the Custodian and all documents required to be delivered upon conversion of the Preferred Securities pursuant to the Certificate of Designations) for each Selling Stockholder have been placed in custody, for conversion and delivery of the underlying Offered Securities under this Agreement, under Custody Agreements made with the Underwriter and CSI, as custodian (“Custodian”).  Each Selling Stockholder agrees that the shares of Preferred Securities represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements and the shares of Common Stock issuable upon conversion thereof are subject to the interests of the Underwriter and CSI hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, book-entry credits representing the Offered Securities shall be made by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver to CSI book-entry credits representing the Offered Securities, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSI drawn to the order of the Custodian at the office of Mayer Brown LLP, 1675 Broadway, New York, New York, at 9:00 A.M., New York time, on the Scheduled Closing Date, or at such other date, place or time as the Selling Stockholders, the Underwriter and CSI may agree in writing, such time being herein referred to as the “Closing Date.”  The Custodian will, as and to the extent provided in the Custody Agreement, remit to the Selling Stockholders the Purchase Price in Federal (same-day) funds by transfer to an account or accounts at a bank designated by the Selling Stockholder.  “Scheduled Closing Date” means the first Exchange Business Day immediately following the last Sale Date.  The Company agrees that the Selling Stockholders have satisfied all applicable conditions to the conversion of the Preferred Securities owned by them into shares of Common Stock, and agrees to deliver book-entry credits representing the Offered Securities to the Custodian on the first Settlement Business Day immediately following the last Trading Day in the Conversion Pricing Period commencing on the date hereof.  “Exchange Business Day” means any day on which the New York Stock Exchange is open for trading during its regular trading session.  “Settlement Business Day” means any Exchange Business Day on which the relevant clearance system for settlement of transactions in shares of Common Stock is open for the acceptance and execution of settlement instructions.

For the avoidance of doubt, nothing in this Section 3 shall constitute an amendment of any of the provisions in, or waiver by the Company or the Selling Stockholders of any of their respective rights under, the Certificate of Designations or the Purchase Agreement.

4.           Offering by the Underwriter.  It is understood that CSI intends to borrow Hedge Securities from third parties and sell such Hedge Securities through the Underwriter at each Applicable Time, and will close such share borrowing positions on or after the Closing Date with the Offered Securities delivered to the Custodian as provided in Section 3.  The Underwriter, CSI and the Selling Stockholders hereby agree that the number of Hedge Securities shall not be greater than the number of Offered Securities and that they shall use the Offered Securities only to close out open borrowings of shares of Common Stock established in connection with the sales of the Hedge Securities or otherwise effect sales of Offered Securities pursuant to an effective registration statement.  The Underwriter shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on each Sale Date on which the Hedge Securities are sold setting forth the amount of Hedge Securities sold on such day.  For the purposes of this Agreement, the “Applicable Time” means, with respect to any Hedge Securities, the time of sale of such Hedge Securities.

5.           Certain Agreements of the Company and the Selling Stockholders.  (a) The Company agrees with the Underwriter, CSI and the Selling Stockholders that:

(i)           The Company has filed or will file the Final Prospectus pursuant to and in accordance with the applicable subparagraph of Rule 424(b) within the time period prescribed.  The Company has complied and will comply with Rule 433.

(ii)           The Company will promptly advise the Underwriter and CSI of any proposal to amend or supplement the Registration Statement or the Final Prospectus at any time and will offer the Underwriter and CSI a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter and CSI promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to the Final Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Hedge Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)           If, at any time when a prospectus relating to the Hedge Securities is required to be delivered under the Act in connection with sales by the Underwriter, CSI or any dealer, any event occurs as a result of which the Disclosure Package or Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter and CSI of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter, CSI and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the consent of the Underwriter or CSI to, nor the delivery by the Underwriter or CSI of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv)           As soon as practicable, the Company will make generally available to its securityholders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(v)           The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi)           The Company will arrange for the qualification of the Hedge Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(vii)           During the period of two years hereafter, the Company will furnish to the Underwriter and CSI as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter and CSI (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (B) from time to time, such other information concerning the Company as the Underwriter or CSI may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter or CSI.

(viii)           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriter and CSI incurred in connection with qualification of the Hedge Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Hedge Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriter and CSI relating to such review), fees and expenses incident to listing the Offered Securities on the NYSE, fees and expenses in connection with the registration of the Hedge Securities under the Exchange Act, and expenses incurred in distributing the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. For the avoidance of doubt, the Selling Stockholders will pay any underwriting discounts and commissions payable to the Underwriter hereunder and any expenses that the Selling Stockholders may incur for brokerage, accounting or tax services or any other expenses they may incur in disposing of the Offered Securities.   For the avoidance of doubt, nothing in this paragraph 5(a)(viii) shall affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any Selling Stockholder, on the other hand.

(ix)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Hedge Securities.

(x)           The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until 30 days after the date hereof, provided, however, that the Company may (A) issue and sell Common Stock pursuant to any employee or director stock option plan, stock ownership plan, restricted, deferred and performance stock plans, or dividend reinvestment plan of the Company in effect at the Execution Time, (B) issue Common Stock issuable upon the conversion of securities, including upon conversion of the Preferred Securities, or the exercise of options or warrants outstanding at the Execution Time and (C) issue Common Stock as dividends on the Convertible Preferred Stock, Series A, pursuant to the certificate of designations establishing the terms of such Convertible Preferred Stock, Series A.

(xi)          The Company represents and agrees that, unless it obtains the prior consent of the Underwriter and CSI, and the Underwriter and CSI each represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Hedge Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, the Underwriter and CSI is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(xii)         The Company will afford the Underwriter and CSI and any of their respective affiliates, on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which the Underwriter or any of its affiliates acts as an underwriter of equity securities (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(xiii)        During the period from the date hereof until the Closing Date, (A) on the date of termination of any Prospectus Unavailability Event, (B) each time that the Registration Statement, any applicable Issuer Free Writing Prospectus or the Final Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Hedge Securities) and (C) each time there is filed with the Commission any document incorporated by reference into the Registration Statement, any applicable Issuer Free Writing Prospectus or the Final Prospectus (other than a Current Report on Form 8-K, unless the Underwriter or CSI shall otherwise reasonably request) (each of (A), (B) and (C), a “Bringdown Date”), the Company shall furnish or cause to be furnished to the Underwriter and CSI forthwith a certificate dated and delivered on such Bringdown Date, in form reasonably satisfactory to the Underwriter and CSI to the effect that the statements contained in the certificate referred to in Section 6(j) of this Agreement that were last furnished to the Underwriter and CSI are true and correct at such time as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended and supplemented as of such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(j), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended and supplemented as of the time of delivery of such certificate.

(xiv)       At each Bringdown Date, the Company shall cause to be furnished to the Underwriter and CSI or their counsel written opinions of Duncan A. Stuart, Assistant General Counsel—Corporate and Financial Law of the Company, and Shearman & Sterling LLP (collectively, “Company Counsel”), dated as of such Bringdown Date, in form satisfactory to the Underwriter and CSI in their reasonable judgment, to the effect set forth in Sections 6(f) and (g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended and supplemented as of the time of delivery of such opinion; provided, however, that in lieu of such opinions for any subsequent Bringdown Dates, Company Counsel may furnish the Underwriter and CSI with a letter to the effect that the Underwriter and CSI may rely on a prior opinion delivered under this Section 5(a)(xiv) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended or supplemented as of such Bringdown Date).

(xv)        At each Bringdown Date, the Underwriter and CSI shall have received a written opinion of Mayer Brown LLP, counsel to the Underwriter and CSI, dated as of such Bringdown Date, in form satisfactory to the Underwriter and CSI in their reasonable judgment, to the effect set forth in Sections 6(i) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended and supplemented as of the time of delivery of such opinion; provided, however, that in lieu of such opinions for any subsequent Bringdown Dates, Mayer Brown LLP may furnish the Underwriter and CSI with a letter to the effect that the Underwriter and CSI may rely on a prior opinion delivered under this Section 5(a)(xv) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended or supplemented as of such Bringdown Date).

(xvi)       During the period from the date hereof until the Closing Date, (A) on the date of termination of any Prospectus Unavailability Event (if the Company has filed a Current Report on Form 8-K containing amended financial information with the Commission in connection with the termination of such Prospectus Unavailability Event), (B) each time that the Registration Statement, any applicable Issuer Free Writing Prospectus or the Final Prospectus shall be amended or supplemented to include additional or amended financial information, (C) each time the Company shall file an Annual Report on Form 10-K and (D) each time there is filed with the Commission any document incorporated by reference into the Registration Statement, any applicable Issuer Free Writing Prospectus or the Final Prospectus to include additional or amended financial information (each of (A), (B), (C) and (D), a “Financial Bringdown Date”), the Company shall cause Deloitte & Touche LLP and PricewaterhouseCoopers LLP (the “Accountants”) to furnish the Underwriter and CSI with letters, dated such Financial Bringdown Date, in form and substance satisfactory to the Underwriter and CSI, of the type referred to in Sections 6(a) and (b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Final Prospectus as amended and supplemented as of the time of delivery of such letters.

(xvii)      The Company consents to the Underwriter and CSI trading in Common Stock for their own respective account and for the account of their respective clients at the same time as sales of the Hedge Securities occur pursuant to this Agreement.

(xviii)     Solely in connection with the consummation of the transactions contemplated by this Agreement, the Company hereby irrevocably waives, and agrees not to exercise, any rights of first offer to the Offered Securities that the Company may have.

(b)           Each Selling Stockholder, severally and not jointly, agrees with the Company, the Underwriter and CSI that:

(i)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Hedge Securities.

(ii)           Such Selling Stockholder will advise the Underwriter and CSI promptly, and if requested by the Underwriter or CSI, will confirm such advice in writing, so long as delivery of a prospectus relating to the Hedge Securities by an underwriter or dealer may be required under the Act, of any change in the name of such Selling Stockholder and the number of Preferred Securities owned by such Selling Stockholder included under the caption “Selling Stockholders” in the Registration Statement, the Final Prospectus or any amendment or supplement thereto.

(iii)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Hedge Securities.

(iv)            Such Selling Stockholder will pay all expenses incident to the performance of the obligations of such Selling Stockholder under this Agreement; provided, that nothing herein shall affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any Selling Stockholder, on the other hand

(c)           The Selling Stockholders, severally and not jointly, agree with the Underwriter and CSI that they shall reimburse the Underwriter and CSI for the reasonable fees and disbursements of counsel (documented in accordance with CSI’s and the Underwriter’s standard policy for outside counsel) for CSI and the Underwriter in excess of $300,000.

6.           Conditions to the Obligations of CSI and the Underwriter. The obligations of CSI to purchase and pay for the Offered Securities on the Closing Date pursuant to Section 3 of this Agreement and the obligations of the Underwriter pursuant to Section 4 of this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein at each Applicable Time, to the accuracy of the statements of Company officers made in any certificate pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)           On the date hereof and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriter and CSI, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter and CSI, in form and substance reasonably satisfactory to the Underwriter and CSI, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(b)           On the date hereof and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriter and CSI, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter and CSI, in form and substance reasonably satisfactory to the Underwriter and CSI, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Rohm and Haas contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(c)           The Final Prospectus shall have been filed with the Commission in accordance with the Act and the rules and regulations thereunder and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company, the Underwriter or CSI, shall be contemplated by the Commission.

(d)           Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (a) and (b) of this Section 6 or (ii) any change, or any development involving an impending prospective change, in or affecting the business, prospects, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Underwriter or CSI, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Hedge Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e)           Subsequent to the execution and delivery of this Agreement, (i) trading in the Company’s Common Stock shall not have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on such exchange, (ii) a banking moratorium shall not have been declared either by Federal or New York State authorities or (iii) there shall not have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriter or CSI, impractical or inadvisable to proceed with the offering or delivery of the Hedge Securities as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)           The Underwriter and CSI shall have received opinions, dated, respectively, the date hereof and the Closing Date and addressed to the Underwriter and CSI, of Duncan A. Stuart, Assistant General Counsel—Corporate and Financial Law of the Company, to the effect that:

(i)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(ii)           each of UCC and Rohm and Haas has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(iii)           except as otherwise set forth in the Final Prospectus, all the outstanding shares of capital stock of UCC and Rohm and Haas have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise set forth in the Final Prospectus, and except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, all outstanding shares of capital stock of UCC and Rohm and Haas are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(iv)           the Preferred Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Final Prospectus; the Offered Securities have been duly authorized and, when delivered upon conversion of the Preferred Securities, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Final Prospectus; the Company’s authorized equity capitalization is as set forth in the Final Prospectus (except for subsequent issuances pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock); and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(v)           to the knowledge of such counsel, except as disclosed in the Final Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions by the Company contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect;

(vi)           none of the issuance of the Offered Securities upon conversion of the Preferred Securities, the delivery of the Offered Securities by the Company to the Custodian on behalf of the Selling Stockholders and by the Custodian to CSI as provided herein, the compliance by the Company with all of the provisions of this Agreement or the consummation of the transactions by the Company herein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) the charter or by-laws of the Company, UCC or Rohm and Haas, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, other than of the State of New York, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, which conflict, breach, violation, lien, charge or encumbrance, in the case of (B) and (C), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vii)           the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended; and

(viii)          the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and nothing has come to his attention that caused him to believe that any of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, such counsel shall state that any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

Such counsel shall also state that no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement or any amendment thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date and as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan, the corporate law of the State of Delaware or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriter and CSI and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in this paragraph (g) shall also include any supplements thereto as of the date it is used to confirm sales.

(g)           The Underwriter and CSI shall have received opinions, dated, respectively, the date hereof and the Closing Date and addressed to the Underwriter and CSI, of Shearman & Sterling LLP, special counsel to the Company, to the effect that:

(i)           this Agreement has been duly authorized, executed and delivered by the Company.

(ii)           assuming that the Offered Securities shall only be used to close out open borrowings of shares of Common Stock established in connection with the sales of the Hedge Securities as contemplated by Section 4 of this Agreement, no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by the Company of this Agreement, except as have been obtained and are in full force and effect under the Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Hedge Securities;

(iii)           the Offered Securities have been duly authorized by the Company and when issued and delivered upon conversion of the Preferred Securities, the Offered Securities will be validly issued, fully paid and non-assessable; and the issuance of the Offered Securities will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware or the certificate of incorporation or by-laws of the Company;

(iv)           the execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions by the Company contemplated thereby will not result in a violation of the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions governed thereby;

(v)           the statements in the Final Prospectus under the captions “Description of the Financing Transactions" and “Description of the Common Stock,” in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and;

(vi)           the statements in the Final Prospectus under the caption “Certain United States Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements constitute summaries of legal matters referred to therein and subject to the limitations set forth therein, fairly summarize in all material respects the legal matters referred to therein.

In addition, such counsel shall state that (a) to the best of such counsel’s knowledge based on the telephonic request to the staff of the Commission, the Registration Statement is effective and no proceedings for a stop order with respect thereto are pending or are threatened and (b) each of the Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel expresses no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

Such counsel shall also state that no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement or any amendment thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) , as of its date and as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           The Underwriter, CSI and the Custodian shall have received opinions, dated, respectively, on the date hereof and on the Closing Date, of Dechert LLP, counsel to the individual trustees of the Selling Stockholders, substantially to the effect set forth in Exhibit B hereto.

(i)           The Underwriter and CSI shall have received from Mayer Brown LLP, counsel for the Underwriter and CSI, such opinions, dated, respectively, on the date hereof and on the Closing Date, with respect to such matters as the Underwriter or CSI may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j)           The Company shall have furnished to the Underwriter and CSI a certificate of the Company, signed by the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined (or caused to be examined) the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement were true and correct at each Applicable Time with the same effect as if made at such Applicable Time, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)           since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(k)           Each Selling Stockholder shall have furnished to the Underwriter and CSI on the Closing Date a certificate, dated the Closing Date, signed by, or on behalf of, the Selling Stockholder stating that the representations and warranties of such Selling Stockholder in this Agreement were true and correct at each Applicable Time with the same effect as if made at such Applicable Time, the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(l)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and CSI, on the one hand, and certain executive officers and directors of the Company, on the other hand, relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to the Underwriter and CSI on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)           The Custodian will deliver to the Underwriter and CSI a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(n)           The Selling Stockholders and the Company will furnish the Underwriter and CSI with such conformed copies of such opinions, certificates, letters and documents as the Underwriter or CSI reasonably requests for the purpose of enabling them to pass upon the offering of the Hedge Securities as herein contemplated, or in order to evidence the accuracy of any of representations or warranties, or the fulfillment of any of the conditions, herein contained.  The Underwriter or CSI may in its sole discretion waive compliance with any conditions to its obligations.

7.           Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless the Underwriter and CSI, their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter or CSI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Base Prospectus or the Final Prospectus as of any time or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholders or by or on behalf of the Underwriter or CSI specifically for use therein, it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter or CSI consists of the information described as such in subsection (c) below.

(b)           Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Base Prospectus or the Final Prospectus as of any time or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, that the foregoing shall be limited to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Underwriter or CSI by or on behalf of the Selling Stockholders specifically for use therein. The parties hereto understand and agree that the information furnished by or on behalf of the Selling Stockholders to the Company specifically for use in the Registration Statement, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, consists only of the information with respect to such Selling Stockholder that appears in the table and the corresponding footnotes thereto, excluding any percentages, under the caption “Selling Stockholders” in the Final Prospectus and the Disclosure Package.

(c)           The Underwriter and CSI, severally and not jointly, will respectively indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Credit Suisse Indemnified Party”), against any losses, claims, damages or liabilities to which such Credit Suisse Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Base Prospectus or the Final Prospectus as of any time or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or CSI, as the case may be, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Credit Suisse Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Credit Suisse Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such written information furnished by or on behalf of the Underwriter and CSI consists of the second paragraph on the cover page of the Final Prospectus and the second paragraph under the caption “Underwriting” in the Final Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  The indemnifying party shall be entitled to participate in any such action and appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter and CSI, on the other, from the sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter and CSI, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter and CSI, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, the Underwriter or CSI and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter and CSI, respectively, shall not be required to contribute collectively any amount in excess of the amount by which the total price at which the Hedge Securities were offered to the public exceeds the amount of any damages which the Underwriter or CSI, respectively, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2(b) hereof and under the indemnity and contribution agreements contained in this Section 7 shall be limited to an amount equal to the aggregate Purchase Price for the Offered Securities sold hereunder by such Selling Stockholder.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriter or CSI under this

Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(g)           The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter or CSI within the meaning of the Act; and the respective obligations of the Underwriter and CSI under this Section shall be in addition to any liability which the Underwriter or CSI may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers, of the Underwriter and of CSI set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, CSI, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriter or CSI set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter or CSI, the Company will reimburse the Underwriter and CSI on demand for all reasonable and properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Hedge Securities.  If the Company is required to make any payments to the Underwriter or CSI under this Section 8 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter and CSI set forth in Section 6 (except to the extent caused by the Company’s failure to deliver the Offered Securities on the Closing Date), the Company shall be reimbursed on demand for all amounts so paid by such breaching Selling Stockholder.

9.           Notices. All communications hereunder will be in writing and, if sent to the Underwriter or CSI, will be mailed, delivered or telefaxed and confirmed to the Underwriter or CSI at Eleven Madison Avenue, New York, NY 10010-3629, Attention:  LCD-IBD, fax no.: (212) 325-4296 or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at The Dow Chemical Company, Attention: Treasurer,  2030 Dow Center, Midland, Michigan 48674, fax no.: (989) 636-2705 or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telefaxed and confirmed to at the address specified for such communications on Schedule A attached hereto.

10.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12.           No Fiduciary Duty.  The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Offered Securities and the offering of the Hedge Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter and CSI and any of their respective affiliates through which either of them may be acting, on the other, (b) each of the Underwriter and CSI is acting as principal and not as an agent or a fiduciary of the Company or any of the Selling Stockholders and (c) the Company’s and the Selling Stockholders’ engagement of the Underwriter and CSI in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Underwriter or CSI has advised or is currently advising the Company or any of the Selling Stockholders on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriter or CSI has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

13.           Role of Agent.  Credit Suisse Securities (USA) LLC, in its capacity as agent for CSI, will be responsible for (i) effecting the transaction contemplated under this Agreement to the extent of CSI’s involvement (the “Transaction”), (ii) issuing all required statements, if any, to Selling Stockholders, (iii) maintaining books and records relating to the Transaction in accordance with its standard practices and procedures and in accordance with applicable law and (iv) unless otherwise requested by Selling Stockholders, receiving, delivering, and safeguarding Selling Stockholders’ funds and any securities in connection with the Transaction, in accordance with its standard practices and procedures and in accordance with applicable law.

(1)
Agent is acting in connection with the Transaction solely in its capacity as Agent for CSI pursuant to instructions from CSI.  Agent shall have no responsibility or personal liability to CSI arising from any failure by CSI to pay or perform any obligations hereunder, or to monitor or enforce compliance by CSI with any obligation hereunder.  CSI and each Selling Stockholder agree to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.  Agent shall otherwise have no liability in respect of the Transaction, except for its gross negligence or willful misconduct in performing its duties as Agent.

(2)
Any and all notices, demands or communications of any kind relating to the Transaction between CSI and each Selling Stockholder shall be transmitted exclusively through Agent at the address specified under Section 9 of this Agreement.

(3)	The date and time of the Transaction evidenced hereby will be furnished by the Agent to CSI and each Selling Stockholder upon written request.

(4)
The Agent will furnish to each Selling Stockholder upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction evidenced hereby.

(5)
CSI and each Selling Stockholder represents and agrees (A) that the Transaction is not unsuitable for it in the light of such party’s financial situation, investment objectives and needs and (B) that it is entering into the Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Agent.

(6)
CSI is regulated by The Securities and Futures Authority and has entered into the Transaction as principal. The time at which the Transaction was executed will be notified to each Selling Stockholder (through the Agent) on request.

14.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriter and CSI, or any of them, with respect to the subject matter hereof.

16.           Waiver of Jury Trial. The Company, the Selling Stockholders, the Underwriter and CSI hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean as of any Applicable Time (i) the Final Prospectus, (ii) any applicable Issuer Free Writing Prospectus issued prior to such Applicable Time and (iii) with respect to any shares of Common Stock, the public offering price of such shares of Common Stock and the number of shares of Common Stock to be sold.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective on or after the date hereof and on or prior to the last day of the Conversion Pricing Period.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Hedge Securities that was first filed pursuant to Rule 424(b) on or after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Hedge Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

[Signatures appear on next page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company, the Underwriter and CSI in accordance with its terms.

Very truly yours,

The Dow Chemical Company

By:	/s/ Fernando Ruiz
	Name:	Fernando Ruiz
	Title:	Corporate Vice President & Treasurer

Signature page to Underwriting Agreement

THE FIRST 1945 TRUST
THE SECOND 1945 TRUST
THE 1955 TRUST
THE 1956 TRUST

by

/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

WACHOVIA BANK, N.A.,
as Trustee

By:	/s/ John A. Ginter
	Name:	John A. Ginter
	Title:	Senior Vice President

Signature page to Underwriting Agreement

1961 TRUST A

by

/s/ Carole Haas Gravagno
Name:	Carole Haas Gravagno
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

1961 TRUST B

by

/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ David W. Haas
Name:	David W. Haas
Title:	Trustee

/s/ Leonard C. Haas
Name:	Leonard C. Haas
Title:	Trustee

/s/ Frederick R. Haas
Name:	Frederick R. Haas
Title:	Trustee

Signature page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Shui Wong
	Name:	Shui Wong
	Title:	Vice President

Credit Suisse International

By:	/s/ Shui Wong
	Name:	Shui Wong
	Title:	Authorized Signatory

By:	/s/ Joyce Lim
	Name:	Joyce Lim
	Title:	Authorized Signatory

Signature page to Underwriting Agreement

SCHEDULE A

SELLING STOCKHOLDERS

Name of Seller Stockholder		Number of Preferred Securities
THE FIRST 1945 TRUST		17,950

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

Wachovia Bank, N.A., as Trustee
Calibre
1500 Market Street, PA 4394
Philadelphia, PA 19102
Attn:	Jason Davis and
Jack Ginter
Tel:	(215) 973-3155
Fax:	(215) 973-3191

THE SECOND 1945 TRUST		211,350

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

Wachovia Bank, N.A., as Trustee
Calibre

Sch. A-1

1500 Market Street, PA 4394
Philadelphia, PA 19102
Attn:	Jason Davis and
Jack Ginter
Tel:	(215) 973-3155
Fax:	(215) 973-3191
(215) 973-3190

THE 1955 TRUST		45,700

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

Wachovia Bank, N.A., as Trustee
Calibre
1500 Market Street, PA 4394
Philadelphia, PA 19102
Attn:	Jason Davis and
Jack Ginter
Tel:	(215) 973-3155
Fax:	(215) 973-3191
(215) 973-3190

THE 1956 TRUST		170,200

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

Wachovia Bank, N.A., as Trustee

Sch. A-2

Calibre
1500 Market Street, PA 4394
Philadelphia, PA 19102
Attn:	Jason Davis and
Jack Ginter
Tel:	(215) 973-3155
Fax:	(215) 973-3191
(215) 973-3190

1961 TRUST A		27,400

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

1961 TRUST B		27,400

Address for Communications:

Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:	Dr. Janet Haas,
Executive Trust Advisor
Tel:	(215) 988-1830
Fax:	(215) 557-8077

Total		500,000

Sch. A-3

Exhibit A

Form of Lock-Up Agreement
 , 2009
The Dow Chemical Company
2030 Dow Center
Midland, Michigan  48674

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY   10010-3629

Credit Suisse International
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, NY 10010-3629

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between The Dow Chemical Company, a Delaware corporation (the “Company”), certain selling stockholders and Credit Suisse Securities (USA) LLC (the “Underwriter”) and Credit Suisse International, relating to a public offering of Common Stock, $2.50 par value (the “Common Stock”), of the Company by the selling stockholders that is intended to result in an orderly market for the Common Stock.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of or transferred as bona fide gifts, to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or by operation of law, pursuant to the “cashless” exercise of any stock option granted as a direct or indirect result of any

Ex. A-1

employee stock option program of the Company, in each case approved by you; provided that any transferee shall agree to be bound by the terms of this letter agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

This agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name:

Ex. A-2

Exhibit B

Form of Opinion of Dechert LLP on behalf of The First 1945 Trust, The Second 1945 Trust, The 1955 Trust, The 1956 Trust, 1961 Trust A and 1961 Trust B

1.
The Underwriting Agreement has been duly authorized, executed and delivered by each Trust.  Each Trust has full legal right and authority to sell, transfer and deliver the Offered Securities being sold by such Trust under the Underwriting Agreement in the manner provided in the Underwriting Agreement.

2.
The Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by each Trust and constitute valid and legally binding obligations of each Trust enforceable in accordance with their terms, subject to the Enforceability Exception.

3.
Upon payment for the Offered Securities to be sold by each Trust pursuant to the Underwriting Agreement, delivery of such Offered Securities, as directed by the Underwriter, to The Depository Trust Company ("DTC") or to such other nominee as may be designated by DTC, registration of such Offered Securities in the name of DTC or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such Offered Securities), (i) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Offered Securities and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102 and Section 8-105 of the UCC) to such Offered Securities may be asserted against the Underwriter with respect to such security entitlement.

4.
To our knowledge, no consent, approval, authorization or order of any U.S. federal, New York or Pennsylvania state court or other governmental agency or body is required for the consummation by any Trust of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and made under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder and such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Hedge Securities by the Underwriter.

5.
To our knowledge, none of the sale of the Offered Securities by any Trust, the consummation by any Trust of any of the other transactions contemplated by the Underwriting Agreement or the fulfillment of the applicable terms of the Underwriting Agreement by any Trust will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation, judgment, decree or order known to us to be applicable to any Trust of any U.S. federal, New York or Pennsylvania governmental agency or body or any

Ex. B-1

U.S. federal or Pennsylvania state court having jurisdiction over any Trust or (ii) the constituent documents of any Trust.

 Ex. B-2